Countersigned:
FIRST UNION NATIONAL BANK OF NORTH CAROLINA
(Charlotte, North Carolina)
Transfer Agent

BY

AUTHORIZED SIGNATURE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		SEE REVERSE FOR CERTAIN DEFINITIONS
NUMBER		SHARES
CL7917		SPECIMEN

COLUMBIA LABORATORIES, INC.

THIS IS TO CERTIFY THAT		CUSIP 197779 10 1

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

COLUMBIA LABORATORIES, INC.

(hereinafter called the “Corporation”) transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

Witness, the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ ILLEGIBLE	[SEAL]	/s/ ILLEGIBLE
SECRETARY		PRESIDENT

The Corporation is authorized to issue more than one class of stock. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	..........Custodian.............................
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act..................... (State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A COMMERCIAL BANK OR A TRUST COMPANY.

This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement by and between Columbia Laboratories, Inc. and First Union National Bank (the “Rights Agent”), dated as of March 13, 2002, as it may be amended from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Columbia Laboratories, Inc. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Columbia Laboratories, Inc. shall mail to the registered holder of this certificate a copy of the Agreement without charge within five days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.